EXHIBIT 2.2

                  CAPITAL CONTRIBUTION AND ASSUMPTION AGREEMENT

                  CAPITAL CONTRIBUTION AND ASSUMPTION AGREEMENT (this "Capital Contribution and Assumption Agreement"), dated as of November 26, 1997, by and between Mrs. Fields' Holding Company, Inc., a Delaware corporation ("MFH"), and Mrs. Fields' Original Cookies, Inc., a Delaware corporation ("MFOC").

                              W I T N E S S E T H:

                  WHEREAS, MFH is the owner of (i) 56 shares of the common stock, par value $1.00 per share (the "PTI Time Stock"), of Pretzel Time, Inc., a Pennsylvania corporation ("Pretzel Time"), (ii) a Promissory Note, dated September 2, 1997, of Martin E. Lisiewski, an individual resident in the State of Pennsylvania ("Lisiewski") in the principal amount of $500,000, together with any accrued but unpaid interest thereon (together the "PTI Promissory Note"),
(iii) all of the outstanding common stock, par value $.01 per share (the MFOC Stock"), and (iv) a Senior Subordinated Note of MFOC in the principal amount of $4,643,000 (the "MFOC Note");

                  WHEREAS, MFH has entered into: (i) a Management Agreement, entered into as of September 2, 1997, with Pretzel Time; (ii) a Shareholders Agreement, entered into as of September 2, 1997, with Lisiewski; (iii) a Registration Rights Agreement, entered into as of September 2, 1997, with Lisiewski; (iv) a Stock Purchase Agreement, entered into as of August 19, 1997, with Pretzel Time and the Sellers parties thereto; (v) a Stock Acquisition Agreement, entered into as of September 2, 1997, with Pretzel Time and Lisiewski; (vi) a Consulting Agreement, entered into as of July 25, 1997, with Randol S. Hemmer and Steven H. Mann, individuals resident in the State of Idaho, and Mrs. Fields Pretzel Concepts, Inc., a Delaware corporation; (vii) an Escrow Agreement, entered as of August 19, 1997, with each of the Sellers parties thereto and Elyse E. Rogers; (viii) an Exchange Agreement, entered into as of September 2, 1997, with Lisiewski; and (ix) an Affidavit of Stock Certificate and Indemnity Agreement, entered into as of September 4, 1997, by Lisiewski (the agreements in this paragraph being collectively referred to herein as the "Agreements");

                  WHEREAS,  MFH  desires to  contribute  the PTI Stock,  the PTI
Promissory Note, and the MFOC Promissory Note and the Agreements and all obligations and rights thereunder to MFOC;

                  WHEREAS, MFOC desire to acquire the PTI Stock, the PTI Promissory Note, and the MFOC Note and assume the obligations and rights under the Agreements; and

                  WHEREAS,   the  parties  intend  for  the   contribution   and
assumption provided for herein to be treated as a capital contribution for federal tax purposes.

                  NOW,  THEREFORE,  in consideration  of the promises  contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

                  1 MFH hereby contributes to MFOC the PTI Stock, the PTI Promissory Note, and the MFOC Note and all of its rights under the Agreements and hereby cancels the MFOC Note.

                  2 MFOC hereby assumes and agrees to pay, perform, fulfill and discharge the obligations of MFH under the Agreements.

                  3 MFOC does not assume any debt, claim, obligation or other liability of MFH whatsoever, except as set forth herein.

                  4 This instrument shall inure to the benefit of MFH and MFOC and their respective successors and assigns and shall be binding upon MFH and MFOC and their respective successors and assigns, effective immediately upon its delivery. This instrument shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the conflict of law rules thereof. This instrument may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Capital Contribution and Assumption Agreement has been duly executed and delivered as of the date first above written.


                                               MRS. FIELDS HOLDING COMPANY, INC.


                                                           By:__/s/ michael Ward
                                                              Name: Michael Ward
                                                                     Title: V.P.



                                             MRS. FIELDS' ORIGINAL COOKIES, INC.


                                                           By:__/s/ Michael Ward
                                                              Name: Michael Ward
                                                                     Title: V.P.